EXHIBIT 10.22
                              YOUNG & RUBICAM INC.
                        CHANGE IN CONTROL SEVERANCE PLAN

ARTICLE 1.  ESTABLISHMENT AND PURPOSE

     1.1 ESTABLISHMENT OF THE PLAN. Y&R hereby establishes this Change in Control severance plan to be known as the "Young & Rubicam Inc. Change in Control Severance Plan" (the "Plan").

     1.2 PURPOSE OF THE PLAN. The Board of Directors of Y&R has determined that it is in the best interests of the Company and its stockholders to secure the continued services, dedication and objectivity of certain key employees of the Company in the event of any threat or occurrence of a Change in Control (as defined in Section 2(j)) of Y&R, without concern as to whether such employees might be hindered or distracted by personal uncertainties and risks created by any such actual or threatened Change in Control.

ARTICLE 2.  DEFINITIONS

     Whenever used in the Plan, the following terms shall have the meanings set forth below:

     (a) "AGE SUPPLEMENT" means the number of years, if any, specified in a Participant's Participation Schedule to be added to the Participant's age for purposes of computing the amount of and the Participant's eligibility for benefits afforded by the Company under the Pension Plans and Welfare Benefit Plans.

     (b) "BASE SALARY" means a Participant's highest annual rate of salary or wages, including any amounts deferred at the election of the Participant, in effect at any time during the twelve months immediately preceding such Participant's Termination Date.

     (c) "BENEFICIARY" means the persons or entities entitled to benefits hereunder upon a Participant's death.

     (d) "BENEFICIAL OWNER" shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule (except that a Person shall be deemed to be the Beneficial Owner of all shares that any such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants or options or otherwise, without regard to the sixty day period referred to in Rule 13d-3 under the Exchange Act).

     (e)  "BENEFIT   CONTINUATION  PERIOD"  means  the  period  specified  in  a
Participant's   Participation  Schedule  during  which  the  Benefit  Plans  are continued pursuant to Section 6.1(c) hereof.

     (f) "BENEFIT PLANS" means Welfare Benefit Plans and Fringe Benefits.

     (g) "BOARD" means the Board of Directors of Y&R or its successor.
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     (h) "BONUS AMOUNT" means the greater of (i) the annual target bonus for the
Participant as of the date immediately prior to the Change in Control or (ii) the annual average of the bonuses payable to the Participant, including any amounts deferred at the election of the Participant, with respect to the three calendar years preceding the Change in Control (excluding any bonus payable as a result of a Change in Control), provided that if a Participant has less than three full years of employment with the Company prior to the calendar year in which a Change in Control occurs, this clause (ii) shall equal the product of
(A)(1) the aggregate annual bonuses payable to the Participant with respect to the period of employment prior to the calendar year in which a Change in Control occurs, including any amounts deferred at the election of the Participant, divided by (2) the number of full months of the Participant's employment during such period multiplied by (B) twelve (12).

     (i) "CAUSE" when used in connection with the termination of a Participant's employment by the Company under the Plan, means (a) the willful and continued failure by the Participant substantially to perform his or her duties and obligations to the Company as in effect immediately prior to the Change in Control (other than any such failure resulting from any physical or mental condition, whether or not such condition constitutes a Disability) which failure continues after Y&R has given notice thereof to the Participant which notice specifies the aspects in which the Participant has failed to perform his or her duties or obligations to the Company and sets forth specific corrective action required of the Participant or (b) the willful engaging by the Participant in misconduct which is materially injurious to the Company, monetarily or otherwise. For purposes of this definition, no act, or failure to act, on a Participant's part shall be considered "willful" unless done, or omitted to be done, by the Participant in bad faith and without reasonable belief that his or her action or omission was in the best interests of the Company.

     (j) "CHANGE IN CONTROL" shall be deemed to have occurred if:

     (i) any Person (other than Y&R, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, the Management Voting Trust, or any company owned, directly or indirectly, by the stockholders of Y&R immediately prior to the occurrence with respect to which the evaluation is being made in substantially the same proportions as their ownership of the common stock of Y&R immediately prior to the occurrence with respect to which the evaluation is being made) becomes the Beneficial Owner, directly or indirectly, of securities of Y&R representing 30 % or more of the combined voting power of Y&R's then outstanding securities (other than as a result of an issuance of voting securities initiated by Y&R to any such Person);

                  (ii) on any date, persons who are Continuing Directors shall fail to constitute a majority of the members of the Board;

                  (iii) the  consummation  of a merger or  consolidation  of Y&R with any other entity, which merger or consolidation would result in either (A) the voting securities of Y&R outstanding immediately prior to such merger or consolidation failing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting publicly-held parent entity) 40% or more of the combined voting power of the surviving or resulting publicly-held
         parent   entity   outstanding   immediately

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         after such merger or consolidation or (B) (x) the voting  securities of
         Y&R outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being
         converted  into  voting   securities  of  the  surviving  or  resulting
         publicly-held parent entity) at least 40% but less than 60% of the combined voting power of the surviving or resulting entity outstanding
         immediately   after  such  merger  or  consolidation  and  (y)  (I)  in
         connection with such merger or consolidation, there is an acceleration of the vesting or exercisability of any material amount of, or material percentage of, outstanding stock options or other stock awards granted by the entity with which such merger or consolidation is taking place or any of its affiliates and/or one or more of the five highest-paid executive officers of such other entity becomes eligible for material severance rights not theretofore available, and/or (II) a majority of the directors of the surviving or resulting publicly-held parent entity immediately following such merger or consolidation are not persons who were Continuing Directors of Y&R immediately prior to such merger or consolidation;

                  (iv) the stockholders of Y&R approve a plan or agreement for the sale or disposition of all or substantially all of the consolidated assets of Y&R (other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by an entity owned by the stockholders of Y&R in substantially the same proportions as their ownership of the common stock of Y&R immediately prior to such sale or disposition) in which case the Board shall determine the effective date of the Change in Control resulting therefrom, which shall not be later than the consummation of such sale or disposition; or

                  (v) any other event occurs which the Board determines, in its discretion, to be a Change in Control.

         (k) "COMPANY" means Young & Rubicam Inc., organized under the laws of the state of Delaware, including any and all subsidiaries, or any successor or successors thereto.

         (l) "CONTINUING DIRECTORS" means, as of any determined date, individuals who, (a) as of the later of the date of this Plan and the date two years prior to such determination date, were directors, or (b) were initially elected or appointed to the Board by a two-thirds vote of the Continuing Directors then in office or were initially nominated for election by Y&R's shareholders by a two-thirds vote of the Continuing Directors then in office; provided, that no individual designated or proposed by a Person who has entered into an agreement with Y&R to effect a transaction described in clause (i),
(iii) or (iv) of the definition of "Change in Control", and no individual whose initial appointment, election or nomination as a director occurs as a result of an actual or threatened election contest (as such terms are used in Rule 14a-11 under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board, shall constitute a Continuing Director.

         (m) "DISABILITY" shall mean (i) a physical or mental condition entitling the Company to terminate the Participant's employment pursuant to an employment agreement between the Participant and the Company or (ii) in the absence of such a provision for disability termination or in the absence of an employment agreement, a physical or mental incapacity of a Participant which entitles the Participant to benefits under the long term disability plan applicable to the
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Participant  and maintained by the Company as in effect  immediately  prior to a
Change in Control.

         (n) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         (o) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

         (p) "FRINGE BENEFITS" means any material fringe benefit provided to the Participant by the Company immediately prior to the Termination Date or, if more favorable to the Participant, immediately prior to the Change in Control.

         (q) "GOOD REASON," when used with reference to a termination of a Participant's employment with the Company, shall mean, without a Participant's express written consent, the occurrence of any of the following events during the Protected Period:

                  (i) The assignment to the Participant of any duties inconsistent with, or the reduction of powers, responsibilities or functions associated with, the Participant's positions and status with the Company immediately prior to a Change in Control, or any removal of the Participant from, or any failure to reelect the Participant to, any positions or offices with the Company that the Participant held immediately prior to a Change in Control, except in connection with the termination of the Participant's employment by the Company for Cause or on account of Disability pursuant to the requirements of the Plan;

                  (ii) A reduction by the Company of the Participant's base salary as in effect immediately prior to a Change in Control or of such higher base salary as may have been in effect during the Protected Period, except in connection with the termination of the Participant's employment by the Company for Cause or on account of Disability pursuant to the requirements of the Plan;

                  (iii) The failure by the Company to pay the Participant any portion of his or her current compensation, or any portion of his or her compensation deferred under any plan, agreement or arrangement of or with the Company within seven (7) days of the date such compensation is due;

                  (iv) A change in the Participant's principal work location more than fifty (50) miles from the Participant's principal work location immediately prior to a Change in Control;

                  (v) A change in the Participant's required travel on the Company's business to the extent such travel obligations are substantially inconsistent with the Participant's business travel obligations immediately prior to a Change in Control;

                  (vi) (A) The failure by the Company to continue in effect any Benefit Plans (or substitute plans, programs or arrangements providing the Participant with substantially similar benefits), (B) the taking of any action, or the failing to take any action, by the

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         Company   which   could  (x)   adversely   affect   the   Participant's
         participation in, or materially reduce the Participant's benefits under, such Benefit Plans or (y) materially adversely affect the basis for computing benefits under such Benefit Plans, or (C) the failure by the Company to provide the Participant with the number of paid vacation days to which the Participant was entitled immediately prior to a Change in Control in accordance with the Company's vacation policy applicable to the Participant then in effect, except, in each case, in connection with the termination of the Participant's employment by the Company for Cause or on account of Disability pursuant to the requirements of the Plan;

                   (vii) The failure by the Company to afford the Participant annual bonus and long-term incentive compensation opportunities at a level which is at least equal to the level of annual bonus and long-term incentive compensation opportunities made available to the Participant immediately prior to the Change in Control;

                  (viii) A material increase in the required working hours of the Participant from that required prior to the Change in Control;

                  (ix) The failure by the Company to obtain  pursuant to Section
         10.1 an assumption of the obligations of the Company under the Plan by any successor to the Company; or

                  (x) Any other event which is expressly described in the Participant's Participation Schedule as Good Reason occurs during the Protected Period.

         Notwithstanding the foregoing, an isolated and inadvertent action taken in good faith and which is remedied by the Company within five (5) days after receipt of notice thereof given by the Participant shall not constitute Good Reason.

         (r) "NON-QUALIFYING TERMINATION" means a termination of a Participant's employment (1) by the Company for Cause, (2) by the Participant for any reason other than Good Reason, or (3) as a result of the Participant's death or Disability.

         (s) "PARTICIPANT" means an employee of the Company who fulfills the eligibility and participation requirements, as provided in Article 4 herein.

         (t)  "PARTICIPATION   SCHEDULE"  means  the  schedule   evidencing  the
Participant's participation in the Plan.

         (u) "PENSION PLAN" shall mean, with respect to a Participant, any employee pension plan of the Company within the meaning of Section 3(2) of ERISA in which the Participant was participating immediately prior to the Change in Control.

         (v) "PERFORMANCE SHARE AMOUNT" means a lump-sum cash payment equal to the greater of (i) the target award for the Participant for the award period beginning on January 1 of the year immediately prior to the calendar year in which the Change in Control occurs or (ii) 50% of the Participant's annual rate of salary or wages, including any amounts deferred at the election of the Participant, in effect immediately prior to the Change in Control.

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         (w) "PERFORMANCE SHARE PLAN" means the Company's performance share plan implemented pursuant to the Young & Rubicam Inc. 1997 Incentive Compensation Plan, as may be amended from time to time.

         (x) "PERSON" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a "group" as defined in Section 13(d) thereof.

         (y) "PLAN" means this Young & Rubicam Inc. Change in Control Severance Plan.

         (z) "PROTECTED PERIOD" shall mean the period beginning on the first date during the Term on which a Change in Control occurs and ending two years after that date. Anything in the Plan to the contrary notwithstanding, if a Participant's employment with the Company is terminated or the terms and conditions of the Participant's employment are adversely changed in a manner which would constitute grounds for a termination of employment by the Participant for Good Reason prior to the date on which a Change in Control occurs, and it is reasonably demonstrated that such termination of employment or adverse change (i) was at the request of a third party who has taken steps reasonably calculated to effect the Change in Control or (ii) otherwise arose within six months of and in connection with or in anticipation of the Change in Control, then for all purposes of the Plan the "Protected Period" for such Participant shall begin on the date immediately prior to the date of such termination of employment or adverse change and end two years after the date of such Change in Control.

         (aa)  "RESTRICTIVE  COVENANTS"  shall mean the  covenants  set forth in
Article 11 of the Plan.

         (bb) "SERVICE SUPPLEMENT" means the number of years, if any, specified in a Participant's Participation Schedule to be added to the Participant's service for purposes of computing the amount of, and the Participant's eligibility for, benefits afforded by the Company under the Company's Welfare Benefit Plans and under the Company's Pension Plans that are defined benefit plans as provided in Article 6.

         (cc) "SEVERANCE FACTOR" means the number specified in a Participant's Participation Schedule used to determine the Severance Payment payable to a Participant pursuant to Section 6.1(b) hereof.

         (dd)  "SEVERANCE  PAYMENT" means the benefit payable in accordance with
Section 6.1(b) of the Plan.

         (ee) "TERM" means the period commencing on the date of adoption of the Plan and ending on the third anniversary of such date; provided, however, that commencing on the date one year after the date of adoption of the Plan, and on each anniversary of such date (such date and each annual anniversary thereof is hereinafter referred to as the "Renewal Date"), the Term shall be automatically extended with respect to a Participant so as to terminate three years from such Renewal Date, unless at least 60 days prior to the Renewal Date the Company shall give notice to such Participant that the Term shall not be so extended.

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         (ff) "TERMINATION  DATE" shall be the effective date of a Participant's termination of employment as provided in Article 5.

         (gg) "WELFARE BENEFIT PLANS" means any employee benefit plan, program or arrangement within the meaning of Section 3(1) of ERISA, in which the Participant was participating immediately prior to the Termination Date or, if more favorable to the Participant, immediately prior to the Change in Control.

         (hh) "WITHOUT CAUSE", when used in reference to a termination of a Participant's employment with the Company, shall mean any termination of the Participant's employment which is not a termination of employment for Cause, Disability or death.

         (ii)     "Y&R" means Young & Rubicam Inc. and its successors.

ARTICLE 3.  ADMINISTRATION

         The Plan shall be administered by the Board. The Board shall have full authority, consistent with the Plan, to administer the Plan, including authority to interpret and construe any provisions of the Plan. The decisions of the Board shall be final and binding on all parties.

ARTICLE 4.  PARTICIPATION

                  The Board shall designate those key employees of the Company entitled to participate in the Plan; provided, that the Board may delegate to the Compensation Committee of the Board or the Chief Executive Officer of the Company the right to designate non-executive officers entitled to participate in the Plan. Each key employee so designated shall receive a Participation Schedule in substantially the form attached hereto. Such Participation Schedule shall specify: (a) the Severance Factor; (b) the Benefit Continuation Period; (c) the Age Supplement or Service Supplement, if any; (d) whether or not the Participant will be entitled to the additional payment under Section 7.3 or be subject to the limitations of Section 7.3; and (e) the additional events, if any, that constitute termination of employment for Good Reason. Notwithstanding anything in the Plan to the contrary, as a condition to participation, a Participant must execute an agreement to be bound by the Restrictive Covenants in substantially the form attached hereto, within thirty (30) days after the date of the Participant's Participation Schedule.

ARTICLE 5.  TERMINATION OF EMPLOYMENT

         5.1 TERMINATION OF EMPLOYMENT OF A PARTICIPANT BY THE COMPANY DURING THE PROTECTED PERIOD. (a) During the Protected Period, the Company shall have the right to terminate a Participant's employment hereunder for Cause, for Disability, Without Cause or on account of the Participant's death by following the procedures hereinafter specified.

         (b) Termination of a Participant's employment for Disability shall become effective thirty (30) days after a notice of intent to terminate the Participant's employment, specifying Disability as the basis for such termination, is given to the Participant by the Board. Termination


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of a  Participant's  employment  on  account  of his or her death  shall  become effective as of the date of his or her death.

         (c) A Participant may not be terminated for Cause unless and until a notice of intent to terminate the Participant's employment for Cause, specifying the particulars of the conduct of the Participant forming the basis for such termination and setting forth specific corrective action required of the Participant, is given to the Participant by the Board and, subsequently, a majority of the Board finds, after reasonable notice to the Participant (but in no event less than fifteen (15) days' notice) and an opportunity for the Participant and his or her counsel to be heard by the Board, that termination of the Participant's employment for Cause is justified. Termination of the Participant's employment for Cause shall become effective after such finding has been made by the Board and five (5) business days after the Board gives to the Participant notice thereof, specifying in detail the particulars of the conduct of the Participant found by the Board to justify such termination for Cause.

         (d) The Company shall have the absolute right to terminate a Participant's employment Without Cause at any time by vote of a majority of the Board. Termination of the Participant's employment Without Cause shall be effective five (5) business days after the Board gives to the Participant notice thereof, specifying that such termination is Without Cause.

         5.2 TERMINATION OF EMPLOYMENT BY A PARTICIPANT DURING THE PROTECTED PERIOD. During the Protected Period, a Participant shall be entitled to terminate his or her employment with the Company and, if such termination is for Good Reason, to receive the benefits provided in Section 6.1 hereof. The Participant shall give Y&R notice of voluntary termination of employment, which notice need specify only Participant's desire to terminate his or her employment and, if such termination is for Good Reason, set forth in reasonable detail the facts and circumstances claimed by the Participant to constitute Good Reason. Termination of Participant's employment by the Participant pursuant to this
Section 5.2 shall be effective ten (10) business days after the Participant gives notice thereof to Y&R.

ARTICLE 6.  PAYMENTS UPON TERMINATION OF EMPLOYMENT IN CERTAIN CIRCUMSTANCES

         6.1 TERMINATION OTHER THAN NON-QUALIFYING TERMINATION. If during the Protected Period, the employment of a Participant shall terminate, other than by reason of a Non-Qualifying Termination, then the Company shall provide to such Participant the following benefits:

         (a) ACCRUED COMPENSATION. Y&R shall pay to the Participant, within thirty (30) days following the Termination Date, a lump sum cash amount equal to the sum of (i) the full Base Salary (without regard to any reduction constituting Good Reason) earned by the Participant through the Termination Date and unpaid at the Termination Date, (ii) any bonus awards earned by the Participant but not yet paid or credited as a deferral at the Termination Date,
(iii) the amount of any Base Salary attributable to vacation earned by the Participant but not taken before the Termination Date, and (iv) one-twelfth of the Participant's Bonus Amount times the number of months and parts thereof, from the beginning of the calendar year including the Termination Date through the Termination Date.

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         (b) SEVERANCE PAYMENT. Y&R shall pay to the Participant, not later than thirty (30) days following the Termination Date, a lump-sum cash Severance Payment equal to the sum of the product of the Participant's Severance Factor times the sum of (i) the Participant's Base Salary and (ii) the Participant's Bonus Amount.

         (c) BENEFITS CONTINUATION. The Company shall maintain in full force and effect (or otherwise provide) with respect to the Participant (and, to the extent applicable, his or her dependents) all Benefit Plans, upon the same terms and otherwise to the same extent as such Benefit Plans shall have been in effect immediately prior to the Termination Date (or, if more favorable to the Participant, immediately prior to the Change in Control), until the expiration of the Benefit Continuation Period, provided that the Participant's continued participation is possible under the general terms and provisions of such Benefit Plans. The Company and the Participant shall share the costs of the continuation of such Benefit Plans in the same proportion as such costs were shared immediately prior to the Termination Date (or, if more favorable to the Participant, immediately prior to the Change in Control). In the event that the Participant's participation in any such Benefit Plan is prohibited, the Company shall arrange to provide the Participant with benefits substantially similar to those which the Participant is entitled to receive under such Benefit Plan. Each Benefit Plan continued under this Section 6(c) shall cease on the date the Participant becomes reemployed and covered under another employer's benefit plans providing the same type and level of benefits. In the event that the Participant becomes reemployed and covered under another employer's benefit plans that do not provide the same level of benefits, the benefits received under the Benefit Plans shall be offset by any benefits received from the new employer.

         (d)       PENSION PLAN CALCULATION.

                  (i) DEFINED BENEFIT PLAN. With respect to Pension Plans that are qualified defined benefit pension plans, Y&R shall pay to the Participant (or his or her beneficiary upon his or her death) the excess, if any, of:

                           (A) the benefit the Participant (or his or her Beneficiary, as the case may be) would have been entitled to receive under the Pension Plan determined as though (i) the Participant continued to participate in the Pension Plan through the Termination Date and as though his or her age at the Termination Date were increased by the Age Supplement, if any, and his or her service at the Termination Date were increased by the Service Supplement, if any, and (ii) the Participant were fully vested in the accrued benefit so determined; over

                           (B) the benefit  actually  payable to the Participant
                  (or such Beneficiary, as the case may be) under the Pension Plan based on his or her actual age, service and compensation through the Termination Date.

         Except as specifically provided herein, such excess benefit shall be determined, and payment thereof shall commence, in accordance with the provisions, rules, and assumptions of the Pension Plan (assuming the Age Supplement and the Service

         Supplement were credited thereunder), but shall actually be paid from the general assets of Y&R.

                  (ii) DEFINED CONTRIBUTION PLAN. With respect to Pension Plans that are defined contribution plans, the Company shall continue contributions to such plan at the same level as were made immediately prior to the date of the Change in Control for the Benefit Continuation Period as if the Participant had remained employed with the Company through the end of such period, provided that the Participant's continued participation is possible under the general terms and provisions of such plan. In the event the Participant's participation in the plan is prohibited, Y&R shall pay the Participant an amount equal to the value of such benefit in a lump-sum cash payment not later than the Termination Date from the general assets of Y&R.

         (e) OTHER RETIREMENT BENEFITS. For purposes of determining the Participant's eligibility for early or other retirement benefits under the Benefit Plans, the Participant's age and service factors thereunder at the Termination Date shall be increased by the amount, if any, of the Participant's Age Supplement and the Participant's Service Supplement, respectively. The Company shall continue to provide to the Participant and, to the extent applicable, any beneficiaries and dependents, the benefits and perquisites that the Company then provides to early retirees and retirees who have a comparable age and service factor as the Participant's age and service factors, as so increased.

         (f) INDEMNIFICATION. Y&R shall indemnify the Participant and hold the Participant harmless from and against any claim, loss or cause of action arising from or out of the Participant's performance as an officer, director or employee of the Company or any of its subsidiaries or in any other capacity, including any fiduciary capacity, in which the Participant serves at the request of the Company to the maximum extent permitted by applicable law and Y&R's Certificate of Incorporation and By-Laws (the "Governing Documents"), provided that in no event shall the protection afforded to the Participant hereunder be less than that afforded under the Governing Documents as in effect immediately prior to the Change in Control.

         6.2 NON-QUALIFYING TERMINATION. If during the Protected Period the employment of a Participant shall terminate by reason of a Non-Qualifying Termination, then Y&R shall pay to the Participant or to the Participant's Beneficiary if a Participant dies while any amount would still be payable to the Participant hereunder had the Participant continued to live, within thirty (30) days following the Termination Date, a lump sum cash amount equal to the sum of
(i) the full Base Salary earned by the Participant through the Termination Date and unpaid at the Termination Date, (ii) any bonus awards earned by the Participant but not yet paid or credited as a deferral at the Termination Date, and (iii) the amount of any Base Salary attributable to vacation earned by the Participant but not taken before the Termination Date.

         6.3 OTHER AGREEMENTS. The Severance Payment and the other benefits described in this Article 6 shall be payable in addition to, and not in lieu of, all other accrued, vested or deferred compensation, rights, options or other benefits which may be owed to a Participant following termination or upon a Change in Control, including but not limited to amounts or benefits payable under any incentive plan, stock option plan, stock ownership plan, stock purchase plan, life insurance plan, health plan, disability plan or similar or successor plan; provided, however, that in the event the Participant is entitled to any benefits or payments upon his or her termination of employment under an employment agreement with, or severance plan maintained by, the Company, the Participant shall not be entitled to the payments and benefits hereunder upon such termination unless the Participant then waives any rights that the Participant may then have under such employment agreement or severance plan in respect of such termination of employment. If the Participant does not waive his or her rights under such employment agreement or severance plan in accordance with this
Section 6.3, the Participant shall not be entitled to any payments or benefits hereunder and shall not be bound by the Restricted Covenants contained herein. In the event that the Participant is entitled to receive from the Company benefits in the nature of severance under applicable law, then the amounts of benefits provided hereunder shall, to the extent lawful, be reduced by the amount of such legally-mandated benefits.

ARTICLE 7.  OTHER BENEFITS; ADDITIONAL PAYMENTS AND LIMITATIONS ON PAYMENTS

         7.1 PERFORMANCE SHARES. This Section 7.1 shall apply to a Participant if and only if such Participant is a participant under the Company's Performance Share Plan. Unless otherwise provided in the agreement confirming the award of the Participant's performance shares under the Company's Performance Share Plan, in the event that a Change in Control occurs prior to the end of an award period with respect to an award of performance shares to the Participant, the performance shares shall be deemed to have been fully earned by the Participant as of the date of the Change in Control, regardless of the attainment or nonattainment of any performance target and Y&R shall pay to the Participant, no later than thirty (30) days following the Change in Control, a lump-sum cash payment equal to the value of such performance shares. In the event that the Company's Performance Share Plan has not been terminated prior to a Change in Control and an award of performance shares has not yet been made to the Participant under such plan in respect of the award period beginning on January 1 of the calendar year in which the Change in Control occurs, Y&R shall pay to the Participant, no later than thirty (30) days following the Change in Control, the Performance Share Amount.

         7.2 GROSS-UP PAYMENT. (a) This Section 7.2 shall apply to a Participant if and only if so expressly provided in the Participant's Participation Schedule. No Payments (as such term is defined below) shall be made under this
Section 7.2 on or after a Non-Qualifying Termination that constitutes a termination for any reason other than as a result of the Participant's death or Disability.

         (b) Anything in the Plan to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Participant, whether paid or payable or distributed or distributable pursuant to the terms of the Plan or otherwise (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"),or any interest or penalties are incurred by the Participant with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Participant shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Participant of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income or payroll taxes and Excise Tax imposed upon the Gross-Up Payment, the Participant retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

         (c) Subject to the provisions of Section 7.2(d), Y&R shall cause all determinations required to be made under this Section 7, including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions not specified herein to be used in arriving at such determinations, to be made by the Company's independent auditors immediately prior to the Change in Control (the "Accounting Firm"). Y&R shall cause the Accounting Firm to make such determination within fifteen business days after request therefor by notice from the Participant or Y&R to such Firm and to the other party hereto. In making such determination with respect to any matter which is uncertain, Y&R shall cause the Accounting Firm to adopt the position which it believes more likely than not would be adopted by the Internal Revenue Service. Y&R shall cause the Accounting Firm to provide detailed supporting calculations with respect to its determination both to Y&R and the Participant within such fifteen business day period. All fees and expenses of the Accounting Firm shall be borne solely by the Company. In making the determinations required by this Section, the Accounting Firm may rely on a benefit consultant, selected by it, as to whether any of the payments or benefits provided for in Article 6 hereof are "reasonable compensation for personal services actually rendered" within the meaning of Section 280G(b)(4) of the Code. The Initial Gross-Up Payment, if any, as determined pursuant to this Section 7.2(c), shall be paid by Y&R to the Participant within five days of the receipt by Y&R of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Participant, Y&R shall cause the Accounting Firm to furnish the Participant with a written opinion that failure to report the Excise Tax on the Participant's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be final, binding and conclusive upon the Company and the Participant, except as provided in the following sentences of this Section 7.2(c). As a result of uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by Y&R should have been made (an "Underpayment") or that Gross-Up Payments which have been made by Y&R should not have been made (an "Excess Gross-Up Payment"), consistent with the calculations required to be made hereunder. Either party hereto can request a redetermination by the Accounting Firm. An Underpayment can result from a claim by the Internal Revenue Service or from a determination by the Accounting Firm. In the event that the Internal Revenue Service makes a claim and the Company exhausts its remedies pursuant to Section 7.2(d) and the Participant thereafter is required to make a payment of any Excise Tax, Y&R shall cause the Accounting Firm to promptly determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by Y&R to or for the benefit of the Participant. An Excess Gross-Up Payment can result from a determination by the Internal Revenue Service or the Accounting Firm. If the Accounting Firm makes an Excess Gross-Up Payment determination, Y&R shall cause the Accounting Firm to furnish the Participant with a written opinion that the basis for its determination would be accepted by the Internal Revenue Service and that the Participant has a right to a refund of taxes or credit against taxes with respect to the Excess Gross-Up Payment. The Participant shall promptly repay to Y&R an amount equal to the reduction in aggregate taxes due by the Participant resulting from such determination by the Internal Revenue Service or the Accounting

Firm, provided that the Participant shall only be required to repay any portion of such amount that had been paid to the Internal Revenue Service to the extent that and when the Participant receives a refund from the Internal Revenue
Service (or is entitled and able to utilize such amount as a credit against other taxes due).

         (d) The Participant shall notify Y&R in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by Y&R of a Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Participant is informed in writing of such claim and shall apprise Y&R of the nature of such claim and the date on which such claim is requested to be paid. The Participant shall not pay such claim prior to the expiration of the 30-day period following the date on which the Participant gives such notice to Y&R (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If Y&R notifies the Participant in writing prior to the expiration of such period that it desires to contest such claim, the Participant shall:

                  (i) Give Y&R information reasonably requested by Y&R relating to such claim,

                  (i) Take such action in connection with contesting such claim as Y&R shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by Y&R,

                  (iii) Cooperate with Y&R in good faith in order effectively to contest such claim, and

                  (iv) Permit Y&R to participate in any proceedings relating to such claim;

provided, however, that Y&R shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Participant harmless, on an after-tax basis, for any taxes, including, without limitation, any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 7.2(d), Y&R shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Participant to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Participant agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as Y&R shall determine; provided, however, that if Y&R directs the Participant to pay such claim and sue for a refund, Y&R shall advance the amount of such payment to the Participant, on an interest-free basis and shall indemnify and hold the Participant harmless, on an after-tax basis, from any taxes, including, without limitation, any Excise Tax or income or payroll taxes, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Participant with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, Y&R's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Participant shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

         (e) If, after the receipt by the Participant of an amount advanced by Y&R pursuant to Section 7.2(d), the Participant becomes entitled to receive any refund with respect to such claim, the Participant shall (subject to Y&R's complying with the requirements of Section 7.2(d)) promptly pay to Y&R the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Participant of an amount advanced by Y&R pursuant to Section 7.2(d), a determination is made that the Participant shall not be entitled to any refund with respect to such claim and Y&R does not notify the Participant in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

         (f) Payments or distributions by Y&R to or for the benefit of the Participant pursuant to any "incentive stock options" (within the meaning of Section 422 of the Code) granted to the Participant which were granted prior to the date of the Participant's Participation Schedule shall be "Excluded Payments." In the event that Payments which include Excluded Payments are subject to Excise Tax, the determinations made pursuant to Section 7.2(c) above shall be calculated with respect to all Payments (including any Excluded Payments), but any resulting Gross-Up Payment required to be made by Y&R shall be reduced by the product of the Gross-Up Payment multiplied by a fraction the numerator of which is the Excluded Payments and the denominator of which is all Payments (including the Excluded Payments).

         7.3 LIMITS ON PAYMENTS BY THE COMPANY. (a) This Section 7.3 shall apply to a Participant if and only if so expressly provided in the Participant's Participation Schedule. In the event that the Participant's Participation Schedule provides for the application of this Section 7.3 at the election of the Participant, such election must be made by the Participant as soon as practicable but in any event no later than ten business days after the Participant is informed of the Accounting Firm's determination that any payment or benefit provided for under Article 6 constitutes an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code that would be subject to Excise Tax in accordance with Section 7.3(b) below.

         (b) The payments or benefits provided for in Article 6 hereof shall be reduced to the extent and only to the extent necessary to avoid any payment or benefit provided for under Article 6 from constituting an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code, that would be subject to Excise Tax. Y&R shall cause the Accounting Firm to determine whether any such reduction shall be required pursuant to this Section 7.3 and, if any such reduction is required, to reduce payments or benefits in the order specified by the Participant to the extent necessary to satisfy the requirements of the first sentence of this Section. All determinations of the Accounting Firm shall be binding on the Company and the Participant. Y&R shall cause the Accounting Firm to determine that payments or benefits shall be reduced only to the extent that it is more likely than not that such payments or benefits, if not reduced, would be "excess parachute payments" (as referred to above) subject to Excise Tax. In making the determinations required by this Section, the Accounting Firm may rely on a benefit consultant, selected by it, as to whether any of the payments or benefits provided for in Article 6 hereof are "reasonable compensation for personal services actually rendered" within the meaning of Section 280G(b)(4). Y&R hereby agrees to pay all fees and expenses of the Accounting Firm and shall indemnify and hold the Accounting Firm harmless from any and all cost, expense, liability or damage arising out of any determinations made by the Accounting Firm pursuant to this Section.

ARTICLE 8. WITHHOLDING TAXES

         The Company may withhold from all payments due to a Participant (or his or her beneficiary or estate) hereunder all taxes which, by applicable federal, state, local or other law, the Company is required to withhold therefrom.

ARTICLE 9.  Y&R'S PAYMENT OBLIGATION; NO MITIGATION

         9.1 PAYMENT OBLIGATIONS ARE ABSOLUTE. Y&R's obligation to a Participant to make the payments and the arrangements provided for herein shall be absolute and unconditional, and shall not be affected by any circumstances, including, without limitation, any offset, counterclaim, recoupment, defense, or other right which the Company may have against the Participant or anyone else, except to the extent so provided in Section 6.1(c) and Article 7, if applicable. All amounts payable by Y&R hereunder shall be paid without notice or demand. Each and every payment made hereunder by Y&R shall be final, and the Company shall not seek to recover all or any part of such payment from Participants or from whomsoever may be entitled thereto.

         Participants shall not be obligated to seek other employment or take other action by way of mitigation of the amounts payable or arrangements made under any provision of the Plan, and the obtaining of any such other employment shall in no event effect any reduction of Y&R's obligations to make the payments and arrangements required to be made under the Plan, except to the extent expressly provided in Section 6.1(c).

         9.2  CONTRACTUAL  RIGHTS  TO  BENEFITS.   The  Plan,  together  with  a
Participation Schedule, establishes and vests in each Participant a contractual right to the benefits to which he is entitled hereunder.

ARTICLE 10.  SUCCESSORS AND ASSIGNMENT

         10.1 SUCCESSORS TO Y&R. Y&R will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) of all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform Y&R's obligations under the Plan. Failure of Y&R to obtain such assumption and agreement prior to the effective date of any such succession shall be a breach of the Plan and shall entitle the Participants to resign for Good Reason.

         10.2 ASSIGNMENT BY THE PARTICIPANT. The Plan shall inure to the benefit of and be enforceable by the Participant and each Participant's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. If a Participant dies while any amount would still be payable to the Participant hereunder had the Participant continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of the Plan, to the Participant's Beneficiary. If the Participant has not named a Beneficiary, then such amounts shall be paid to the Participant's devisee, legatee, or other designee, or if there is no such designee, to the Participant's estate.

ARTICLE 11.  COVENANT NOT TO COMPETE; COVENANT NOT TO SOLICIT.

         (a) As a condition to participation, a Participant shall agree within thirty (30) days after the date of the Participant's Participation Schedule:

                  (i) for one (1) year after the Participant's Termination Date, the Participant shall not work for any competitor of the Company on the account of any client of the Company with whom such Participant had a direct relationship or as to which the Participant had a significant supervisory responsibility or otherwise was significantly involved at any time during the two (2) years prior to such termination;

                  (ii) for six (6) months after the Participant's Termination Date, with respect to the Participant whose principal responsibilities are of a corporate nature or for a corporate department (e.g., finance, tax, treasury, legal, business affairs, etc.) and do not principally involve client service related functions, such Participant shall not work for a principal competitor of the Company in a substantially similar corporate function as such Participant held with the Company during the two-year period prior to the Participant's Termination Date, or with respect to the Participant whose principal responsibilities are of a client service related nature (e.g., creative, account management, etc.), such Participant shall not work for a competitor of the Company on the account of any substantial competitor of any client of the Company for which such Participant had substantial responsibility during the two-year period prior to the Termination Date and shall not work directly for such a competitor of such a client;

                  (iii) for one (1) year after the Participant's Termination Date, the Participant may not directly or indirectly solicit or hire, or assist any other person in soliciting or hiring, any employee of the Company (as of the Participant's Termination Date) or any person who, as of the Participant's Termination Date, was in the process of being recruited by the Company or induce any such employee to terminate his or her or her employment with the Company.

         (b) The Restrictive Covenants are in addition to any rights the Company may have in law or at equity or under any other agreement.

         (c) As a condition to participation, a Participant shall further agree that it is impossible to measure in money the damages which will accrue to the Company in the event the Participant breaches the Restrictive Covenants. Therefore, if Y&R shall institute any action or proceeding to enforce the provisions hereof, the Participant shall agree to waive the claim or defense that the Y&R has an adequate remedy at law and the Participant shall agree not to assert in any such action or proceeding the claim or defense that Y&R has an adequate remedy at law. The foregoing shall not prejudice Y&R's right to require the Participant to account for and pay over to Y&R any profit obtained by the Participant as a result of any transaction constituting a breach of the Restrictive Covenants.

ARTICLE 12.  ARBITRATION OF DISPUTES

         (a) Any disagreement, dispute, controversy or claim arising out of or relating to the Plan or the interpretation or validity hereof shall be settled exclusively and finally by binding arbitration. It is specifically understood and agreed that any disagreement, dispute or controversy which cannot be resolved between the parties, including without limitation any matter relating to the interpretation of the Plan, shall be submitted to arbitration irrespective of the magnitude thereof, the amount in controversy or whether such disagreement, dispute or controversy would otherwise be considered justifiable or ripe for resolution by a court or arbitral tribunal.

         (b)  The  arbitration   shall  be  conducted  in  accordance  with  the
Commercial   Arbitration  Rules  (the  "Arbitration   Rules")  of  the  American
Arbitration Association (the "AAA"), except as otherwise provided below.

         (c) The arbitral tribunal shall consist of one arbitrator. The parties to the arbitration jointly shall directly appoint such arbitrator within 30 days of initiation of the arbitration. If the parties shall fail to appoint such arbitrator as provided above, such arbitrator shall be appointed in accordance with the Arbitration Rules of the AAA and shall be a person who (i) maintains his or her or her principal place of business within 30 miles of the location of the arbitration as set forth in subparagraph (d) of this Article 12 and (ii) has had substantial experience in mergers and acquisitions. Y&R shall pay all of the fees, if any, and expenses of such arbitrator.

         (d) The arbitration shall be conducted within 30 miles of the Participant's principal work location, or in such other city in the United States of America as the parties to the dispute may designate by mutual written consent.

         (e) At any oral hearing of evidence in connection with the arbitration, each party thereto or its legal counsel shall have the right to examine its witnesses and to cross-examine the witnesses of any opposing party. No evidence of any witness shall be presented unless the opposing party or parties shall have the opportunity to cross-examine such witness, except as the parties to the dispute otherwise agree in writing.

         (f) Any decision or award of the arbitral tribunal shall be final and binding upon the parties to the arbitration proceeding. The parties hereto hereby waive to the extent permitted by law any rights to appeal or to seek review of such award by any court or tribunal. The parties hereto agree that the arbitral award may be enforced against the parties to the arbitration proceeding or their assets wherever they may be found and that a judgment upon the arbitral award may be entered in any court having jurisdiction.

         (g) Nothing herein contained shall be deemed to give the arbitral tribunal any authority, power, or right to alter, change, amend, modify, add to, or subtract from any of the provisions of the Plan.

ARTICLE 13.  LEGAL FEES

         Y&R agrees to pay, to the full extent permitted by law, on a quarterly basis, all legal fees and expenses which a Participant may reasonably incur as a result of any contest in which there is a reasonable basis for the claims or defenses asserted by the Participant and such claims and defenses are asserted by the Participant in good faith (regardless of the outcome thereof) regarding the validity or enforceability of, or liability under, any provision of the Plan (including as a result of any contest by the Participant about the amount of any payment pursuant to Article 6); provided, however, that Y&R shall not be obligated to pay any such fees and expenses, and the Participant shall be obligated to return any such fees and expenses that were advanced plus simple interest on such amount from the date of advancement at the 90-day US Treasury Bill rate as in effect from time to time, compounded annually, if the arbitrator (as provided in Article 12) determines that the Participant was terminated for Cause or that the Participant did not have a good faith basis to assert the claim in question.

ARTICLE 14.  TRUSTS; UNFUNDED STATUS OF PLAN

         14.1 UNFUNDED STATUS OF PLAN. The Plan is intended to constitute an "unfunded" plan and Participants shall have no claim against the Company or its assets other than as unsecured general creditors. Notwithstanding the foregoing, Y&R may establish a trust or purchase other property to assist it in meeting its obligations hereunder as set forth in Section 14.2 below; provided, however, that in no event shall any Participant have any interest in such trust or property other than as an unsecured general creditor.

         14.2 CREATION OF TRUSTS. The Board may, in its discretion, authorize the creation of one or more trusts (including sub-accounts under such trust(s)), and deposit therein amounts of cash, stock, or other property not exceeding the amount of Y&R's obligations with respect to the Plan, or make other arrangements to meet Y&R's obligations under the Plan, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan.

ARTICLE 15.  MISCELLANEOUS

         15.1. EMPLOYMENT STATUS. Except as may be provided under any other agreement between a Participant and the Company, the employment of the Participant by the Company is "at will." The Plan does not constitute a contract of employment or impose on the Company any obligation to retain the Participant as an employee, to change the status of the Participant's employment, or to change the policies of the Company regarding termination of employment.

         15.2. BENEFICIARIES. Each Participant may designate one or more persons or entities as the primary and/or contingent Beneficiaries of any amounts owing to the Participant under the

Plan. Such designation must be in the form of a signed writing acceptable to the Board. Participants may make or change such designations at any time.

         15.3. NUMBER. Except where otherwise indicated by the context, the plural shall include the singular, and the singular shall include the plural.

         15.4. SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included. Further, the captions of the Plan are not part of the provisions hereof and shall have no force and effect.

         15.5. MODIFICATION. The Board may amend or modify the Plan; provided, however, than no provision of the Plan may be amended or modified in a manner adverse to a Participant unless such amendment or modification is agreed to in writing by such affected Participant.

         15.6. APPLICABLE LAW. To the extent not preempted by the laws of the United States, the laws of the State of New York shall be the controlling law in all matters relating to the Plan.

         15.7 NOTICE. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered or five (5) days after deposit in the United States mail, certified and return receipt requested, postage prepaid, addressed as follows:

                  If to Y&R:

                           Young & Rubicam Inc.
                           285 Madison Avenue
                           New York, NY 10017
                           Attention: General Counsel

                  If to a Participant, to the Participant's address as indicated on the Participant's Participation Schedule,

or to such other address as either party may have provided to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         15.8 JOINT AND SEVERAL OBLIGATION. If the Participant is employed during the Protected Period by one or more entities that form part of the Company, whether or not such Participant is also employed by Y&R during the Protected Period, each such entity shall be jointly and severally liable together with Y&R for the obligations of Y&R to the Participant hereunder.

                         RESTRICTIVE COVENANT AGREEMENT

         This Restrictive Covenant Agreement dated as of ______________ (this "Agreement"), is made and entered into by and between Young & Rubicam Inc., a Delaware corporation ("Y&R"), and ______________(the "Participant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Young & Rubicam Inc. Change in Control Plan (the "Plan").

         WHEREAS, the Company has established the Plan to provide the Company and the Participant with certain rights and obligations upon the occurrence of a Change in Control;

         WHEREAS, the Board has designated the Participant as an individual entitled to participate in the Plan and the Participant has received a Participation Schedule evidencing his or her participation in the Plan;

         WHEREAS, the Participant desires to be a participant in the Plan;

         WHEREAS, pursuant to Article 4 of the Plan, as a condition to participation in the Plan, the Participant must execute an agreement to be bound by the Restrictive Covenants therein within thirty (30) days after the date of the Participant's Participation Schedule;

         NOW, THEREFORE, in consideration of the premises and mutual covenants therein contained, it is hereby agreed by and between Y&R and the Participant as follows:

         1.  Restrictive   Covenants.   As  a  condition  to  participation,   a
Participant shall agree within thirty (30) days after the date of the Participant's Participation Schedule:

                  (i) for one (1) year after the Participant's Termination Date, the Participant shall not work for any competitor of the Company on the account of any client of the Company with whom such Participant had a direct relationship or as to which the Participant had a significant supervisory responsibility or otherwise was significantly involved at any time during the two (2) years prior to such termination;

                  (ii) for six (6) months after the Participant's Termination Date, with respect to the Participant whose principal responsibilities are of a corporate nature or for a corporate department (e.g., finance, tax, treasury, legal, business affairs, etc.) and do not principally involve client service related functions, such Participant shall not work for a principal competitor of the Company in a substantially similar corporate function as such Participant held with the Company during the two-year period prior to the Participant's Termination Date, or with respect to the Participant whose principal responsibilities are of a client service related nature (e.g., creative, account management, etc.), such Participant shall not work for a competitor of the Company on the account of any substantial competitor of any client of the Company for which such Participant had substantial responsibility during the two-year period prior to the Termination Date and shall not work directly for such a competitor of such a client;

                  (iii) for one (1) year after the Participant's Termination Date, the Participant may not directly or indirectly solicit or hire, or assist any other person in soliciting or hiring, any employee of the Company (as of the Participant's Termination Date) or any person who, as of the Participant's Termination Date, was in the process of being recruited by the Company or induce any such employee to terminate his or her employment with the Company.

         2. Additional Rights of the Company. The Participant acknowledges that the Restrictive Covenants are in addition to any rights the Company may have in law or at equity or under any other agreement.

         3. Inadequate Remedy at Law. The Participant agrees that it is impossible to measure in money the damages which will accrue to the Company in the event the Participant breaches the Restrictive Covenants. Therefore, if Y&R shall institute any action or proceeding to enforce the provisions hereof, the Participant agrees to waive the claim or defense that Y&R has an adequate remedy at law and the Participant agrees not to assert in any such action or proceeding the claim or defense that Y&R has an adequate remedy at law. The foregoing shall not prejudice Y&R's right to require the Participant to account for and pay over to Y&R any profit obtained by the Participant as a result of any transaction constituting a breach of the Restrictive Covenants.

         4. Severability. In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included. Further, the captions of this Agreement are not part of the provisions hereof and shall have no force and effect.

         5. Applicable Law. To the extent not preempted by the laws of the United States, the laws of the State of New York shall be the controlling law in all matters relating to the Plan.

         6. Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which counterpart, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                                     YOUNG & RUBICAM INC.

                                                     By: ____________________

                                                     ________________________
                                                     Participant

  PARTICIPATION SCHEDULE

                                     [Date]

[Name and
Address of Executive]

         We are offering you the opportunity to become a Participant in the Young & Rubicam Inc. Change in Control Severance Plan (the "Plan"). All defined terms used herein shall have the meaning ascribed to them in the Plan. As a condition to your participation in the Plan, you must execute the agreement to be bound by the Restrictive Covenants in the form attached hereto no later than thirty (30) days after the date hereof.

         Except as may be provided under any other agreement between you and the Company, your employment by the Company is "at will." The Plan does not constitute a contract of employment or impose on the Company any obligation to retain you as an employee, to change the status of your employment, or to change the policies of the Company regarding termination of employment.

         For purposes of the Plan, your participation shall be determined based upon the following:

         (a)  Severance Factor: [___]
         (b)  Benefit Continuation Period: [___]
         (c)  Age Supplement: [___]
         (d)  Service Supplement: [___]

         (e)  Additional Payments:

        [The  Gross-Up  Payment  provided  under   Section  7.2  applies to  the
Participant.]1

          [The Gross-Up Payment provided under Section 7.2 does not apply to the Participant. The Limitation on Payment provisions of Section 7.3 will apply to the Participant at the Participant's election in accordance with Section 7.3.]2

         [The Gross-Up Payment provided under Section 7.2 does not apply to the Participant. The Participant's payments and/or benefits are subject to a mandatory cutback to be determined in accordance with Section 7.3.]3

         [(f)  Additional Good Reason:

                  ____ (1) Any voluntary termination of employment by the Participant with a Termination Date during the twenty-four (24) month period following the Change in Control.4

                  ____ (2) Any voluntary termination of employment by the Participant with a Termination Date during the 30 day period commencing on the first anniversary of the Change in Control.]5

                                                     Young & Rubicam Inc.6


By:   __________________________

_________________________________
1        Insert Tier 1
2        Insert Tier 2
3        Insert Tier 3
4        Insert Tier 1
5        Insert Tier 2
6        If the Participant is employed by an entity other than Y&R Inc., add a signature for that entity as well.